Exhibit 21

HAYES LEMMERZ INTERNATIONAL, INC.

SUBSIDIARIES

Jurisdiction of
Name	Incorp.

Hayes Lemmerz International — California, Inc.	Delaware

Hayes Lemmerz International — Howell, Inc.	Michigan

Hayes Lemmerz International — Huntington, Inc.	Delaware

Hayes Lemmerz International — Georgia, Inc.	Delaware

Hayes Lemmerz International — Mexico, Inc.	Delaware

Hayes Lemmerz International — Texas, Inc.	Texas

Hayes Lemmerz International — Ohio, Inc.	Ohio

Hayes Lemmerz International — Kentucky, Inc.	Delaware

Hayes Lemmerz Funding Corporation	Delaware

Hayes Lemmerz Funding Company, LLC	Delaware

Hayes Lemmerz Japan, Ltd.	Japan

HLI (Europe), Ltd.	Delaware

HL Europe Fabricated Holdings, Inc.	Delaware

Hayes Lemmerz Fabricated Holdings B.V.	Netherlands

Hayes Lemmerz, S.p.A.	Italy

Hayes Lemmerz Barcelona, S.A.	Spain

Hayes Lemmerz Autokola, a.s.	Czech Republic

Hayes Lemmerz Alukola, s.r.o.	Czech Republic

Hayes Lemmerz International — Homer, Inc.	Delaware

Hayes Lemmerz International — Frenos, S.A. de C.V.	Mexico

Motor Wheel Corporation of Canada, Ltd.	Ontario

EMAC R&D Corporation	Ontario

HL Holdings B.V.	Netherlands

Hayes Lemmerz Holding GmbH	Germany

Hayes Lemmerz Hungary Consulting Limited Liability Company	Hungary

Newco Nr. 17 Vermogensverwaltungs GmbH	Germany

Hayes Lemmerz Werke GmbH	Germany

Metaalgieterij Giesen B.V.	Netherlands

Hayes Lemmerz Manresa, SPRL	Spain

Hayes Lemmerz Werke Wohnungsbaugesellschaft mbH	Germany

Hayes Lemmerz System Services N.V.	Belgium

Hayes Lemmerz Belgie, B.V.B.A.	Belgium

Hayes Lemmerz Comercio e Participacoes SRL	Brazil

Lemmerz Canada, Inc.	Canada

Hayes Lemmerz-Inci-Jant Sanayi, A.S.	Turkey

Borlem S.A. Empreendimentos Industriais	Brazil

Borlem Aluminio Ltda.	Brazil

Hayes Lemmerz Mexico, S.A. de C.V.	Mexico

Kalyani Lemmerz Limited	India

Automotive Overseas Investments (Proprietary) Limited	South Africa

N.F. Die Casting (Proprietary) Limited	South Africa

Jurisdiction of
Name	Incorp.

Siam Lemmerz Co., Ltd.	Thailand

J. van Erp Vastgoed Heijen B.V.	Netherlands

Metaalindustrie Bergen B.V.	Netherlands

M.I.B. Exploitatiemaatschappij B.V.	Netherlands

M.I.B. Central Heating B.V.	Netherlands

Hayes Lemmerz International — CMI, Inc.	Michigan

Hayes Lemmerz International — Montague, Inc.	Michigan

Hayes Lemmerz International — Cadillac, Inc.	Michigan

Hayes Lemmerz International — Equipment & Engineering, Inc.	Michigan

CMI — FSC, Inc.	Barbados

Hayes Lemmerz International — Petersburg, Inc.	Michigan

HLI — Summerfield Realty Corp.	Michigan

Hayes Lemmerz International — Bristol, Inc.	Michigan

Hayes Lemmerz International — PCA, Inc.	Michigan

Hayes Lemmerz International — Southfield, Inc.	Michigan

Hayes Lemmerz International — Technical Center, Inc.	Michigan

HLI Realty, Inc.	Michigan

Hayes Lemmerz International — Laredo, Inc.	Texas

Industrias Fronterizas HLI, S.A. de C.V.	Mexico

Hayes Lemmerz International — Transportation, Inc.	Michigan

HLI — Ventures, Inc.	Michigan

Hayes Lemmerz International — Wabash, Inc.	Indiana